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                                                     RULE NO. 424(b)(3)
                                                     REGISTRATION NO. 333-70255



                Prospectus Supplement No.2 dated March 11, 1999
                    to the Prospectus (the "Prospectus") of
                     United Rentals, Inc. (the "Company"),
                             dated January 7, 1999
               (included in Registration Statement on Form S-3,
                          Registration No. 333-70255)
================================================================================

         Certain of the holders of shares of Common Stock of the Company ("Shares") listed in the Prospectus under the caption "Selling Security Holders" have made transfers of Shares.

         The table below lists holders of Shares that were included in the Prospectus as selling security holders and the number of Shares that they now hold:


         Selling Security Holder                         Number of Shares
         ----------------------                          ----------------

         Doran Family Foundation                         362,253

         John T. Doran, Sr. Trustee                      642,260
         (under agreement dated 10/19/82 by
         Doran Revocable Living Trust)

         John T. Doran, Jr.                              106,041

         Bruce E. Livingston                             20,031


         The table below indicates a new selling security holder for purposes of the Prospectus with respect to the indicated number of Shares:


         Selling Security Holder                         Number of Shares
         -----------------------                         ----------------

         Jean L. Doran, Trustee                          147,025
         (under agreement dated 11/01/98 by
         Jean L. Doran Revocable Trust)


         The following were originally included in the Prospectus as selling security holders, but no longer hold any Shares: (i) John T. Doran, Sr. and Jean
L. Doran as Tenants by the Entirety, (ii) John T. Doran, Sr., and (iii) Jean Doran.